As filed with the Securities and Exchange Commission on August 15, 2011

 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________

SONOSITE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington	91-1405022
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

21919 30th Drive S.E.
Bothell, WA 98021-3904
(Address of Principal Executive Offices)  (Zip Code)

SonoSite, Inc. Non-Plan Stock Option Agreement
SonoSite, Inc. Non-Plan Restricted Stock Unit Agreement
(Full Title of the Plan)

______________________

Kevin M. Goodwin
President and Chief Executive Officer

SonoSite, Inc.
21919 30th Drive S.E.
Bothell, WA 98021-3904
(Name and Address of Agent For Service)

(425) 951-1200
(Telephone Number, including area code, of agent for service)
______________________

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value	137,000 shares	$8.74 (2)	$3,937,380	$457.13

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “1933 Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the SonoSite, Inc. Non-Plan Stock Option Agreement and SonoSite, Inc. Non-Plan Restricted Stock Unit Agreement by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that increases the number of the outstanding shares of Registrant’s Common Stock.

(2)
Estimated in accordance with Rule 457(c) promulgated under the 1933 Act solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on August 12, 2011.

PART II

Information Required in the Registration Statement

Item 3.                      Incorporation of Documents by Reference.

SonoSite, Inc. (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 filed with the Commission on March 16, 2011 (as amended on Form 10-K/A filed with the Commission on June 1, 2011) pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)
The description of the Registrant’s Common Stock contained in the Registrant’s Amended and Restated Articles of Incorporation dated April 20, 2010 (incorporated by reference to Exhibit 10.1 of teh Registrant's Current Report on Form 8-K as filed on April 23, 2010), and any amendments or reports filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.                      Description of Securities.

Not applicable.

Item 5.                      Interests of Named Experts and Counsel.

None.

Item 6.                      Indemnification of Directors and Officers.

Article VI of the Registrant’s Restated Articles of Incorporation (the “Articles”) provides that the Registrant may indemnify and hold harmless to the fullest extent permitted by the Washington Business Corporation Act (the “WBCA”) or other applicable law each person who was or is made a party to or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or other proceeding, whether civil, criminal, derivative, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant or, being or having been such a director, officer, employee or agent, he or she is or was serving at the request of the Registrant as a director, officer, employee, agent, trustee or in any other capacity of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee or in any other capacity, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, Employee Retirement Income Security Act of 1974 (“ERISA”) excise taxes or penalties and amounts to be paid in settlement) actually or reasonably incurred or suffered by such person in connection therewith.  Such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of the Registrant and shall inure to the benefit of his or her heirs and personal representatives.

The Registrant may pay the expenses of a director, officer, employee or agent of the Registrant incurred in defending any such proceeding in advance of the final disposition of any such proceeding; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made to or on behalf of a director, officer, employee or agent only upon delivery to the Registrant of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director, officer, employee or agent is not entitled to be indemnified under the Registrant’s Restated Articles of Incorporation or otherwise, which undertaking may be unsecured and may be accepted without reference to financial ability to make repayment.

No indemnification shall be provided under the Registrant’s Restated Articles of Incorporation to any such person if the Registrant is prohibited by the provisions of the WBCA or other applicable law as then in effect from paying such indemnification. The WBCA (Sections 23B.08.500 through 23B.08.600 of the Revised Code of Washington) authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).

The WBCA includes a provision (Section 23B.08.320 of the Revised Code of Washington) that permits a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for his or her acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally benefits.  Article V of the Registrant’s Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the Registrant and its shareholders.

The Registrant has entered into indemnification agreements with each of its directors, certain officers and other persons performing similar functions.  These agreements, among other things, require the Registrant to indemnify each director and officer to the fullest extent permitted by Washington law, including indemnification for expenses such as attorneys’ fees, costs, judgments, fines, ERISA excise taxes or penalties, witness fees, and settlement amounts incurred by the director or officer in any action or proceeding, including any action by or in the right of the Registrant, arising out of the person’s services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the Registrant’s request. The Registrant believes that its charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

In addition, the Registrant maintains an insurance policy insuring its directors and officers for certain acts or omissions while acting in their official capacities.

Item 7.                      Exemption from Registration Claimed.

    Not applicable.

Item 8.                      Exhibits.

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Amended and Restated Articles of Incorporation.	8-K	000-23791	10.1	April 23, 2010

3.2	Amended and Restated Bylaws.	10-Q	000-23791	3.1	November 9, 2010

4.1	First Supplemental Indenture between Wells Fargo Bank, NA and the Registrant dated July 16, 2007.	8-K	000-23791	4.1	July 16, 2007

4.2	Amended and Restated Rights Agreement dated November 28, 2007 by and between the Registrant and Computershare Trust Company N.A..	8-K	000-23791	4.1	November 29, 2007

4.3	Form of Rights Certificate.	8-K	000-23791	4.2	November 29, 2007

5.1	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.					X

24.1	Power of Attorney (Reference is made to Page II-4 of this Registration Statement).					X

99.1	SonoSite, Inc. Non-Plan Stock Option Agreement.

99.2	SonoSite, Inc. Non-Plan Restricted Stock Unit Agreement.

Item 9.                      Undertakings.
A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement – notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington, on this 15th day of August, 2011.

SonoSite, Inc.

By:  /s/ Kevin M. Goodwin

Kevin M. Goodwin
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:
That the undersigned officers and directors of SonoSite, Inc., a Washington corporation, do hereby constitute and appoint Kevin M. Goodwin, President and Chief Executive Officer, and Marcus Smith, Senior Vice President and Chief Financial Officer, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the 1933 Act, as amended, and any rules or regulations or requirements of the SEC in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.  This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert G. Hauser, M.D.	Chairman of the Board	August 13, 2011
/s/ Kevin M. Goodwin	President and Chief Executive Officer (Principal Executive Officer)	August 15, 2011
/s/ Marcus Y. Smith	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 12, 2011
/s/ Carmen L. Diersen	Director	August 12, 2011
/s/ Steven R. Goldstein, M.D.	Director	August 4, 2011
/s/ Paul V. Haack	Director	August 9, 2011
/s/ Rodney F. Hochman, M.D.	Director	August 4, 2011
/s/ Richard O. Martin, Ph.D.	Director	August 4, 2011
/s/ William G. Parzybok, Jr.	Director	August 4, 2011

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

3.1	Amended and Restated Articles of Incorporation.	8-K	000-23791	10.1	April 23, 2010

3.2	Amended and Restated Bylaws.	10-Q	000-23791	3.1	November 9, 2010

4.1	First Supplemental Indenture between Wells Fargo Bank, NA and the Registrant dated July 16, 2007.	8-K	000-23791	4.1	July 16, 2007

4.2	Amended and Restated Rights Agreement dated November 28, 2007 by and between the Registrant and Computershare Trust Company N.A..	8-K	000-23791	4.1	November 29, 2007

4.3	Form of Rights Certificate.	8-K	000-23791	4.2	November 29, 2007

5.1	Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.					X

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.					X

23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.1.					X

24.1	Power of Attorney (Reference is made to Page II-4 of this Registration Statement).					X

99.1	SonoSite, Inc. Non-Plan Stock Option Agreement.

99.2	SonoSite, Inc. Non-Plan Restricted Stock Unit Agreement.

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